Exhibit 99.1

Company Contact:

Rick Neely

Chief Financial Officer

408-321-6756

TESSERA TECHNOLOGIES ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2012 RESULTS

– Quarterly Dividend Declared –

San Jose, Calif.,- Feb. 7, 2013 – Tessera Technologies, Inc. (NASDAQ: TSRA) (the “Company” or “we”) announced its results for the fourth quarter ended Dec. 31, 2012. Total revenue for the fourth quarter of 2012 was $53.2 million. Generally accepted accounting principles (GAAP) net loss for the fourth quarter of 2012 was $19.6 million, or $0.38 per basic share.

“Fourth quarter of 2012 Intellectual Property revenue of $43.0 million resulted in full year 2012 Intellectual Property revenue of $192.9 million, within our targeted long-term Intellectual Property average annual revenue run rate of $180 million to $200 million,” stated Robert A. Young, president and chief executive officer, Tessera Technologies, Inc. “Historically, our Tessera, Inc. patent portfolio has generated our Intellectual Property royalties. We also have semiconductor related patents and next-generation technologies in our Invensas Corporation patent portfolio, which are key to our broad DRAM re-licensing program. In January of 2013 we announced SK hynix Inc. as the first DRAM maker to take a license to our Invensas Corporation portfolio, which expanded our revenue base. The successful conclusion of the SK hynix deal gives us confidence we are well positioned to maintain our targeted long-term Intellectual Property average annual run-rate revenue.

“Turning to our DigitalOptics segment, we are excited to announce today that John Thode has been appointed president of DigitalOptics Corporation. Thode, a consumer mobile product industry veteran, will be responsible for the Company’s DigitalOptics business, including strategy and operations. In the fourth quarter of 2012 we shipped sample quantities of our MEMS autofocus camera modules to three smartphone Original Equipment Manufacturers (OEMs). We believe our MEMS autofocus camera modules focus faster and require less power than the existing voice coil motor technology currently being used for the autofocus mechanism in smartphone cameras. We are seeing strong demand for our products, with their highly differentiated attributes, and this validates our strategy of investing in this business, which offers a significant growth opportunity in the foreseeable future.”

Fourth Quarter 2012

•	Total revenue was $53.2 million.

•	Intellectual Property segment revenue was $43.0 million.

•	DigitalOptics segment revenue was $10.2 million.

Total revenue for the fourth quarter of 2012 was $53.2 million, compared to $56.7 million of total revenue in the fourth quarter of the prior year. Intellectual Property segment revenue for the fourth quarter of 2012 was $43.0 million, compared to $49.0 million in the fourth quarter of the prior year. The year-over-year decrease was due primarily to the absence of royalty revenue from Micron Technology, Inc. and Powertech Technology Inc., which was partly offset by the receipt of past production payments of $24.7 million in the fourth quarter of 2012.

DigitalOptics segment revenue for the fourth quarter of 2012 was $10.2 million, compared to $7.7 million in the fourth quarter of the prior year. The increase was due primarily to sales of fixed focus camera modules of $3.8 million that occurred in 2012 but did not occur in 2011, which was partly offset by lower revenues from the Company’s image enhancement technologies and weaker demand for the Company’s Micro-Optics products.

GAAP net loss for the fourth quarter of 2012 was $19.6 million, or $0.38 per basic share, which included non-cash charges of $6.2 million for amortization of acquired intangibles and $3.8 million for stock-based compensation.

Non-GAAP net loss for the fourth quarter of 2012 was $12.8 million or $0.24 per basic share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Year Ended Dec. 31, 2012

•	Total revenue was $234.0 million.

•	Intellectual Property segment revenue was $192.9 million.

•	DigitalOptics segment revenue was $41.1 million.

GAAP net loss for the year was $29.3 million, or $0.56 per basic share. Non-GAAP net income for the year was $1.7 million, or $0.03 per diluted share.

Balance Sheet

Cash, cash equivalents and investments were $442.6 million at Dec. 31, 2012, a decrease of $23.3 million from Sept. 30, 2012. In the fourth quarter of 2012, net cash provided by operations was $1.8 million. The Company purchased $20.6 million of property and equipment and $900,000 of intellectual property in the fourth quarter of 2012. On Dec. 13, 2012, $5.2 million was paid to stockholders of record as of Nov. 22, 2012, for the quarterly $0.10 per share of common stock cash dividend.

2013 Company Cost Cutting Efforts

The Company has reviewed its corporate general and administrative (G&A) expense in relation to its two operating businesses and has determined that it is appropriate to take steps to reduce corporate G&A spending in the range of 17% to 21% by the end of year 2013 as compared to 2012. These cost reductions are in addition to the cost-cutting measures announced in November 2012. The Company has determined that the Silent Air Cooling business is not a strategic fit for its ongoing business, and management will be looking at a possible sale of, or other strategic alternatives for this business. In February 2013, the Company announced a salary freeze until the summer, when compensation will be reevaluated.

Quarterly Cash Dividend

On Jan. 30, 2013, the board of directors declared a cash dividend of $0.10 per share of common stock for the first quarter, payable on March 28, 2013, for stockholders of record at the close of business on March 7, 2013.

Annual Stockholder Meeting

The Company also announced today that it intends to hold its Annual Meeting of Stockholders on May 23, 2013.

Prepared Remarks and Conference Call Information

Concurrently with the publication of its earnings press release, the Company will post to its website management’s prepared remarks regarding the Company’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze the Company’s results prior to the conference call. The fourth quarter 2012 earnings conference call will include brief remarks from management, followed by a Q&A session.

The Company will hold its fourth quarter 2012 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 888-723-9308, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet at www.tessera.com

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results; the appointment of Mr. Thode as DOC’s President and the impact of his appointment on the Company and DOC; adoption of the Company’s technology and use in additional applications; growth opportunities; the effects and duration of the new agreements with SK hynix, including future payments and running royalties and the certainty and magnitude of the Company’s revenue and profitability on a long term basis; the Company’s DRAM re-licensing program; growth drivers; the characteristics, benefits, features, disruptive qualities and potential of the Company’s technologies and products, including MEMS autofocus camera module technologies; product shipment and market introduction predictions, including for DigitalOptics MEMS autofocus camera module technologies; the timing and anticipated impact of the Company’s planned 2013 cost cutting efforts; a possible sale of, or other strategic alternatives for, the Company’s Silent Air Cooling business; and the date of the Company’s Annual Meeting of Stockholders. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses, including the integration by DigitalOptics Corporation (“DOC”) of its recently acquired camera module manufacturing facility in Zhuhai, China; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; failure by DOC to become a vertically integrated camera module supplier; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2011, and its Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2012, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income.

Additional Information and Where to Find It

Tessera Technologies, Inc. (the “Company”), its directors and certain executive officers and employees may become participants in the solicitation of proxies from stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting (the “2013 Proxy Statement”).

Robert J. Boehlke, John B. Goodrich, Richard S. Hill, David C. Nagel, Kevin G. Rivette, Timothy J. Stultz, Anthony J. Tether, and Robert A. Young, all of whom are members of the Company’s Board of Directors, and C. Richard Neely, Jr., Executive Vice President and Chief Financial Officer, Bernard J. Cassidy, Executive Vice President, General Counsel and Secretary and Moriah C. Shilton, Senior Director, Investor Relations, may become participants in the Company’s solicitation. Information regarding the Company’s directors’ and executive officers’ respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2012 annual meeting of stockholders. No other participants own in excess of 1% of the Company’s common stock. Additional information regarding the interests of such participants will be included in the 2013 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2013 Proxy Statement with the SEC, the Company will mail the definitive 2013 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2013 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://ir.tessera.com/financials.cfm) or by writing to the Secretary, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, California 95134.

– Tables follow –

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues:
Royalty and license fees	$20,958	$54,270	$182,521	$237,201
Past production payments	24,650	—	24,729	—
Product and service revenues	7,628	2,461	26,773	17,375

Total revenues	53,236	56,731	234,023	254,576

Operating expenses:
Cost of revenues	12,261	7,026	40,366	23,493
Research, development and other related costs	27,551	19,888	100,481	75,976
Selling, general and administrative	23,637	20,707	96,695	83,378
Litigation expense	13,413	7,091	33,318	29,354
Restructuring and other charges	2,524	252	2,524	5,249
Impairment of long-lived assets	—	(569)	—	(569)
Impairment of goodwill	—	—	—	49,653

Total operating expenses	79,386	54,395	273,384	266,534

Operating income (loss)	(26,150)	2,336	(39,361)	(11,958)
Other income and expense, net	492	619	5,872	2,643

Income (loss) before taxes	(25,658)	2,955	(33,489)	(9,315)
Provision for (benefit from) income taxes	(6,017)	317	(4,239)	9,985

Net income (loss)	$(19,641)	$2,638	$(29,250)	$(19,300)

Basic and diluted net income (loss) per share:
Net income (loss) per share-basic	$(0.38)	$0.05	$(0.56)	$(0.38)

Net income (loss) per share-diluted	$(0.38)	$0.05	$(0.56)	$(0.38)

Cash dividends declared per share	$0.10	$—	$0.30	$—

Weighted average number of shares used in per share calculations-basic	52,226	51,517	51,977	51,082

Weighted average number of shares used in per share calculations-diluted	52,226	51,678	51,977	51,082

TESSERA TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$103,802	$55,758
Short-term investments	338,801	436,687
Accounts receivable, net	11,595	8,599
Inventories	1,507	1,574
Short-term deferred tax assets	3,880	1,892
Other current assets	15,176	13,664

Total current assets	474,761	518,174

Property and equipment, net	71,744	36,319
Intangible assets, net	120,432	141,326
Long-term deferred tax assets	22,499	18,223
Other assets	7,677	2,484
Goodwill	6,664	—

Total assets	$703,777	$716,526

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,437	$7,203
Accrued legal fees	10,226	6,110
Accrued liabilities	21,340	20,824
Deferred revenue	4,869	2,610

Total current liabilities	50,872	36,747

Long-term deferred tax liabilities	3,102	4,083
Other long-term liabilities	6,403	5,017

Stockholders’ equity:
Common stock	53	52
Additional paid-in capital	480,347	462,697
Treasury stock	(10,642)	(10,505)
Accumulated other comprehensive income	119	24
Retained earnings	173,523	218,411

Total stockholders’ equity	643,400	670,679

Total liabilities and stockholders’ equity	$703,777	$716,526

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET LOSS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

GAAP net income (loss)	$(19,641)	$2,638	$(29,250)	$(19,300)
Adjustments to GAAP net income (loss):
Stock-based compensation - cost of revenues	137	119	641	458
Stock-based compensation - research, development and other related costs	1,465	1,685	6,455	8,233
Stock-based compensation - selling, general and administrative	2,185	3,516	9,940	16,879
Amortization of acquired intangibles - cost of revenues	1,782	1,702	7,673	6,819
Amortization of acquired intangibles - research, development and other related costs	1,354	1,455	5,408	3,820
Amortization of acquired intangibles - selling, general and administration	3,023	1,618	11,988	6,684
Impairment of long-lived assets	—	(569)		(569)
Impairment of goodwill	—	—	—	49,653
Tax adjustments for non-GAAP items	(3,078)	(2,513)	(11,126)	(12,016)

Non-GAAP net income (loss)	$(12,773)	$9,651	$1,729	$60,661

Non-GAAP net income (loss) per common share - diluted	$(0.24)	$0.18	$0.03	$1.15

Weighted average number of shares used in per share calculations excluding the effects of FAS123R - diluted	53,261	52,708	53,061	52,549

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenues:
Intellectual Property Segment
Royalty and license fees	$18,374	$48,998	$168,097	$213,412
Past production payments	24,650	—	24,729	—
Product and service revenues	—	—	66	—

Total Intellectual Property revenues	43,024	48,998	192,892	213,412

DigitalOptics Segment
Royalty and license fees	2,584	5,272	14,424	23,789
Product and service revenues	7,628	2,461	26,707	17,375

Total DigitalOptics revenues	10,212	7,733	41,131	41,164

Total revenues	$53,236	$56,731	$234,023	$254,576